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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 10, 2015, relating to the consolidated financial statements and financial statement schedules of HCP, Inc., and the effectiveness of HCP, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of HCP, Inc. for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 26, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm